Exhibit 99.1

National Commerce Corporation Announces Third Quarter 2017 Earnings

BIRMINGHAM, AL (October 24, 2017) (GLOBE NEWSWIRE) – National Commerce Corporation (Nasdaq: NCOM) (“NCC” or the “Company”), the parent company of National Bank of Commerce (“NBC”), today reported third quarter 2017 net income to common shareholders of $6.7 million, compared to $4.8 million for the third quarter of 2016. Diluted net earnings per share were $0.46 in the third quarter of 2017, compared to $0.48 in the second quarter of 2017 and $0.43 in the third quarter of 2016. In connection with the Company’s June 2017 public offering of common stock, the Company issued 1,104,000 additional shares that were outstanding for the entire third quarter of 2017, increasing the diluted share count and thereby decreasing diluted net earnings per share by approximately $0.04.

“We are pleased with the Company’s growth, profitability, and asset quality in the third quarter,” said President and Chief Executive Officer Richard Murray, IV. “With continued focus and hard work, we believe that we are in position to have a strong year in 2017.”

As previously announced, the Company closed the acquisition of Patriot Bank on August 31, 2017. Accordingly, the third quarter results include Patriot Bank’s operations for one month. In connection with the acquisition, the Company issued 706,702 shares of its common stock and approximately $3.0 million in cash to Patriot Bank shareholders for all of the outstanding shares of Patriot Bank common stock.

“We welcome the Patriot Bank shareowners, customers, and team members to our Company,” said Murray. “We are excited about our future growth in the greater Tampa Bay market under the leadership of David Key and his team.”

Several important measures from the third quarter of 2017 are as follows:

●

Net Interest Margin (taxable equivalent) of 4.58% for the third quarter of 2017, compared to 4.34% for the second quarter of 2017 and 4.18% for the third quarter of 2016. The third quarter 2017 margin increased 0.24% compared to the 2017 second quarter due to a change in the earning asset mix (lower levels of cash and cash equivalents) and a 0.07% increase in loan yields, offset slightly by a 0.01% increase in the cost of deposits. Interest income on loans for the third quarter of 2017 included $1.1 million in loan accretion income, compared to $1.2 million of loan accretion income for the second quarter of 2017.

●

Return on Average Assets of 1.08% for the third quarter of 2017, identical to the third quarter of 2016. Return on Average Tangible Common Equity of 9.94% for the third quarter of 2017, compared to 10.90% for the third quarter of 2016. The third quarter of 2017 measure includes the additional common stock issued in the Company’s June 2017 public offering.

●

Third quarter 2017 loan growth (excluding mortgage loans held-for-sale and $121.6 million of loans acquired from Patriot Bank) of $56.2 million. Excluding factored receivables in the Company’s factoring subsidiary, Corporate Billing, LLC, and loans acquired from Patriot Bank, third quarter 2017 loan growth was approximately $51.5 million.

●

Excluding the acquired deposits from Patriot Bank totaling $127.7 million, deposits decreased $34.9 million during the third quarter of 2017, primarily due to a decline in a few large deposit relationships and the maturity of a $9.8 million brokered certificate of deposit.

●

$122.7 million in 2017 third quarter mortgage production, compared to $133.1 million for the second quarter of 2017 and $91.6 million for the third quarter of 2016. The 2017 second and third quarter production totals include mortgages closed by the mortgage division that the Company acquired in the Private Bancshares, Inc. transaction.

●	$259.5 million in 2017 third quarter purchased volume in the factoring division, compared to $251.0 million for the second quarter of 2017 and $172.4 million for the third quarter of 2016.

●	An increase in non-acquired non-performing assets to $1.9 million at September 30, 2017, from $1.2 million at June 30, 2017.

●	Annualized net charge-offs of 0.05% of average loans for the third quarter of 2017, compared to net charge-offs of 0.07% for the second quarter of 2017 and 0.02% for the third quarter of 2016.

●

Provision for loan losses of $1.1 million during the third quarter of 2017, compared to $1.2 million in the second quarter of 2017 and $373 thousand in the third quarter of 2016. The increase during the third quarter of 2017 was attributable to growth in non-acquired loans.

●

During the third quarter of 2017, the Company recognized merger-related expenses of $417 thousand, for an after-tax impact of approximately $340 thousand (considering the non-deductibility of certain items), representing approximately $0.02 per diluted share.

●	Ending tangible book value per share of $18.84.

●	Ending book value per share of $26.97.

The Company will host a live audio webcast conference call beginning at 8:30 a.m. Central Time on October 25, 2017 to discuss earnings and operating results for the 2017 third quarter. Investors may call in (toll free) by dialing (844) 296-8205 (conference ID 96826435).  A replay of the conference call will be available until October 27, 2017 and can be accessed by dialing (855) 859-2056.

Investors who plan to participate in the live webcast of the conference call should access the webcast by visiting www.nationalbankofcommerce.com and clicking on the “Investor Relations” link under the “Learn More” tab located on that webpage.  A replay of the webcast will be available on the website for one year.  A copy of the news release will also be available at the same location.

Use of Non-GAAP Financial Measures

Some of the financial measures presented in this press release and included in the accompanying unaudited financial statements are not measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures include tangible common equity, return on average tangible common equity, tangible book value per share, efficiency ratio and operating efficiency ratio. The Company’s management uses the non-GAAP financial measures set forth below in its analysis of the Company’s performance.

●	“Tangible common equity” is total shareholders’ equity less goodwill, other intangible assets and minority interest not included in intangible assets.

●	“Average tangible common equity” is defined as the average of tangible common equity for the applicable period.

●	“Return on average tangible common equity,” or ROATCE, is defined as net income available to common shareholders divided by average tangible common equity.

●

“Tangible book value per share” is defined as tangible common equity divided by total common shares outstanding. This measure is important to investors interested in changes from period to period in book value per share exclusive of changes in intangible assets.

The Company’s management believes that these measures, each of which utilizes the concept of tangible common equity rather than total common equity, provide useful information to management and investors because they eliminate the impact of goodwill and other intangible assets created in an acquisition. These measures are commonly used by investors when assessing financial institutions.

●

“Efficiency ratio” is defined as noninterest expense divided by operating revenue (which is equal to net interest income plus noninterest income), excluding one-time gains and losses on sales of securities. This measure is important to investors looking for a measure of efficiency in productivity based on the amount of revenue generated for each dollar spent.

●

“Operating efficiency ratio” is defined as noninterest expense divided by operating revenue, excluding one-time gains and losses on sales of securities and one-time gains and expenses related to merger and acquisition activities. This measure is important to investors looking for a measure of efficiency in productivity based on the amount of revenue generated for each dollar spent.

The Company’s management believes that these non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, the Company acknowledges that the non-GAAP financial measures have a number of limitations. As such, the Company cautions readers that these disclosures should not be viewed as a substitute for results determined in accordance with GAAP, and that these disclosures are not necessarily comparable to non-GAAP financial measures that other companies use. These non-GAAP financial measures exclude various items detailed in the attached “Non-GAAP Reconciliation.”

About National Commerce Corporation

National Commerce Corporation (Nasdaq: NCOM), a Delaware corporation, is a financial holding company headquartered in Birmingham, Alabama. Substantially all of the operations of National Commerce Corporation are conducted through the Company’s wholly owned subsidiary, National Bank of Commerce. National Bank of Commerce currently operates seven full-service banking offices in Alabama, fourteen full-service banking offices in central and northeast Florida (including under the trade names United Legacy Bank, Reunion Bank of Florida and Patriot Bank) and two full-service banking offices in Atlanta, Georgia (including under the trade names Private Bank of Buckhead, Private Bank of Decatur and PrivatePlus Mortgage). National Bank of Commerce provides a broad array of financial services for commercial and consumer customers.

Additionally, National Bank of Commerce owns a majority stake in Corporate Billing, LLC, a transaction-based finance company headquartered in Decatur, Alabama that provides factoring, invoicing, collection and accounts receivable management services to transportation companies and automotive parts and service providers throughout the United States and parts of Canada.

National Commerce Corporation files periodic reports with the U.S. Securities and Exchange Commission (the “SEC”). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.nationalbankofcommerce.com. More information about National Commerce Corporation and National Bank of Commerce may be obtained at www.nationalbankofcommerce.com.

Forward-Looking Statements

Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements for which NCC claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in NCC’s future filings with the SEC, in press releases and in oral and written statements made by NCC or with NCC’s approval that are not statements of historical fact and that constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of NCC’s plans, objectives and expectations or those of its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to various risks and uncertainties, including those risks and uncertainties described under the heading “Risk Factors” in NCC’s Annual Report on Form 10-K for the year ended December 31, 2016 and described in any subsequent reports that NCC has filed with the SEC. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements, and these statements should not be relied upon as predictions of future events. NCC undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. In that respect, NCC cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

Contact:

National Commerce Corporation

William E. Matthews, V
Vice Chairman and Chief Financial Officer
(205) 313-8122

NATIONAL COMMERCE CORPORATION
Unaudited Financial Highlights
(In thousands, except share and per share amounts and percentages or as otherwise noted)

	For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
Earnings Summary
Interest income	$28,202	$26,466	$24,899	$19,032	$18,836
Interest expense	2,561	2,513	2,469	2,042	1,959
Net interest income	25,641	23,953	22,430	16,990	16,877
Provision for loan losses	1,105	1,155	156	441	373
Gain on sale of securities	-	28	-	-	-
Other noninterest income (1)	4,630	5,072	5,440	3,472	4,002
Merger/conversion-related expenses (2)	417	344	387	169	160
Other noninterest expense (3)	17,654	17,393	18,074	11,971	12,472
Income before income taxes	11,095	10,161	9,253	7,881	7,874
Income tax expense	3,828	3,281	2,841	2,600	2,639
Net income before minority interest	7,267	6,880	6,412	5,281	5,235
Net income attributable to minority interest	570	431	493	374	422
Net income to common shareholders	$6,697	$6,449	$5,919	$4,907	$4,813

Weighted average common and diluted shares outstanding
Basic	14,300,974	13,190,582	12,901,040	10,930,309	10,890,860
Diluted	14,679,546	13,551,745	13,283,075	11,173,733	11,115,134

Net earnings per common share
Basic	$0.47	$0.49	$0.46	$0.45	$0.44
Diluted	$0.46	$0.48	$0.45	$0.44	$0.43

	September 30,	June 30,	March 31,	December 31,	September 30,
Selected Performance Ratios	2017	2017	2017	2016	2016
Return on average assets (ROAA) (4)	1.08%	1.06%	1.00%	1.05%	1.08%
Return on average equity (ROAE)	7.06	7.86	7.67	8.33	8.36
Return on average tangible common equity (ROATCE)	9.94	11.49	11.45	10.78	10.90
Net interest margin - taxable equivalent	4.58	4.34	4.18	3.99	4.18
Efficiency ratio	59.70	61.11	66.24	59.33	60.50
Operating efficiency ratio (3)	58.32	59.92	64.85	58.50	59.73
Noninterest income / average assets (annualized)	0.75	0.83	0.92	0.74	0.90
Noninterest expense / average assets (annualized)	2.92	2.91	3.11	2.60	2.85
Yield on loans	5.45	5.38	5.29	4.95	5.08
Cost of total deposits	0.41%	0.40%	0.40%	0.40%	0.40%

	September 30,	June 30,	March 31,	December 31,	September 30,
Factoring Metrics	2017	2017	2017	2016	2016
Recourse purchased volume	$104,304	$101,295	$127,882	$82,923	$71,872
Non-recourse purchased volume	155,157	149,740	125,751	104,797	100,486
Total purchased volume	$259,461	$251,035	$253,633	$187,720	$172,358
Average turn (days)	41.11	38.47	35.61	38.35	38.13
Net charge-offs / total purchased volume	0.05%	0.12%	0.03%	0.12%	0.05%
Average discount rate	1.58%	1.52%	1.44%	1.67%	1.70%

	September 30,	June 30,	March 31,	December 31,	September 30,
Mortgage Metrics	2017	2017	2017	2016	2016
Total production ($)	$122,656	$133,063	$130,875	$76,028	$91,613
Refinance (%)	23.6%	24.0%	27.4%	40.2%	30.4%
Purchases (%)	76.4%	76.0%	72.6%	59.8%	69.6%

NATIONAL COMMERCE CORPORATION
Unaudited Financial Highlights
(In thousands, except share and per share amounts and percentages or as otherwise noted)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
Balance Sheet Highlights	2017	2017	2017	2016	2016
Cash and cash equivalents	$134,549	$224,760	$318,730	$217,293	$122,920
Total investment securities	111,158	101,569	98,390	99,709	102,848
Mortgage loans held-for-sale	15,278	19,482	19,517	15,373	7,810
Acquired purchased credit-impaired loans	26,924	21,065	22,465	11,975	11,995
Acquired non-purchased credit-impaired loans	561,118	490,198	539,056	313,399	320,630
Nonacquired loans held for investment (5)	1,349,254	1,252,970	1,153,897	1,076,209	1,009,677
CBI loans (factoring receivables)	119,110	114,361	99,317	83,901	70,066
Total gross loans held for investment	2,056,406	1,878,594	1,814,735	1,485,484	1,412,368
Allowance for loan losses	14,264	13,407	12,565	12,113	11,950
Total intangibles	119,688	103,270	103,519	52,803	52,962
Total assets	2,549,134	2,418,052	2,445,149	1,950,784	1,779,278
Total deposits	2,097,373	2,004,528	2,080,307	1,667,710	1,499,879
FHLB and other borrowings	7,941	7,000	7,000	7,000	7,000
Subordinated debt	24,540	24,527	24,513	24,500	24,487
Total liabilities	2,150,541	2,054,792	2,127,727	1,713,740	1,547,105
Minority interest	7,504	7,366	7,427	7,309	7,357
Common stock	148	141	129	109	109
Total shareholders' equity	398,593	363,260	317,422	237,044	232,173
Tangible common equity	$278,335	$259,558	$213,410	$183,866	$178,788
End of period common shares outstanding	14,777,230	14,070,528	12,948,778	10,934,541	10,920,423

	As of and For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Asset Quality Analysis	2017	2017	2017	2016	2016
Nonacquired
Nonaccrual loans	$70	$50	$68	$69	$19
Other real estate and repossessed assets	150	-	1,849	2,068	2,068
Loans past due 90 days or more and still accruing	1,690	1,172	538	581	358
Total nonacquired nonperforming assets	$1,910	$1,222	$2,455	$2,718	$2,445

Acquired
Nonaccrual loans	$2,625	$2,827	$2,949	$2,768	$2,982
Other real estate and repossessed assets	1,021	-	-	-	92
Loans past due 90 days or more and still accruing	-	-	-	-	-
Total acquired nonperforming assets	$3,646	$2,827	$2,949	$2,768	$3,074
Selected asset quality ratios
Nonperforming assets / Assets	0.22%	0.17%	0.22%	0.28%	0.31%
Nonperforming assets / (Loans + OREO + repossessed assets)	0.27	0.22	0.30	0.37	0.39
Net charge-offs (recoveries) to average loans (annualized)	0.05	0.07	(0.07)	0.08	0.02
Allowance for loan losses to total loans	0.69	0.71	0.69	0.82	0.85
Nonacquired nonperforming assets / (Nonacquired loans + nonacquired OREO + nonacquired repossessed assets) (5)	0.14	0.10	0.21	0.25	0.24
Allowance for loan losses to nonacquired nonperforming loans	810.45	1,097.14	2,073.43	1,863.54	3,169.76

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
Additional Information - Allowance for Loan Losses	2017	2017	2017	2016	2016
Allowance for loan losses excluding CBI loans (factoring receivables)	13,764	12,907	12,065	11,613	11,450
Nonacquired loans held for investment (5)	1,349,254	1,252,970	1,153,897	1,076,209	1,009,677
Allowance for loan losses allocated to CBI loans (factoring receivables)	500	500	500	500	500
CBI loans (factoring receivables)	119,110	114,361	99,317	83,901	70,066

NATIONAL COMMERCE CORPORATION
Unaudited Financial Highlights
(In thousands, except share and per share amounts and percentages or as otherwise noted)

	For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Taxable Equivalent Yields/Rates	2017	2017	2017	2016	2016
Interest income:
Loans	5.45%	5.38%	5.29%	4.95%	5.08%
Mortgage loans held-for-sale	3.56	3.72	4.13	2.99	4.12
Interest on securities:
Taxable	3.03	2.98	2.63	2.52	2.55
Non-taxable	4.86	4.91	4.98	4.90	4.85
Cash balances in other banks	1.32	1.09	0.84	0.63	0.60
Total interest-earning assets	5.04	4.79	4.64	4.47	4.66

Interest expense:
Interest on deposits	0.59	0.57	0.56	0.55	0.54
Interest on FHLB and other borrowings	3.95	4.01	3.19	4.04	4.04
Interest on subordinated debt	6.27	6.36	6.42	6.30	6.32
Total interest-bearing liabilities	0.70	0.68	0.68	0.69	0.68
Net interest spread	4.34	4.11	3.96	3.78	3.98
Net interest margin	4.58%	4.34%	4.18%	3.99%	4.18%

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
Shareholders' Equity and Capital Ratios
Tier 1 Leverage Ratio	11.42%	10.69%	8.86%	9.57%	9.74%
Tier 1 Common Capital Ratio	12.78	13.17	11.06	11.46	11.64
Tier 1 Risk-based Capital Ratio	12.78	13.17	11.06	11.46	11.64
Total Risk-based Capital Ratio	14.64	15.18	13.07	13.90	14.19
Equity / Assets	15.64	15.02	12.98	12.15	13.05
Tangible common equity to tangible assets	11.46%	11.21%	9.11%	9.69%	10.36%
Book value per share	$26.97	$25.82	$24.51	$21.68	$21.26
Tangible book value per share	$18.84	$18.45	$16.48	$16.82	$16.37

	For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
Detail of noninterest income
Service charges and fees on deposit accounts	$671	$640	$667	$523	$511
Mortgage origination and fee income	2,780	3,154	3,145	1,711	2,245
Merchant sponsorship revenue	622	602	744	613	542
Income from bank-owned life insurance	210	219	216	196	206
Rental income	84	-	-	-	-
Wealth management fees	12	14	10	10	15
Gain on sale of other real estate	6	105	(1)	(31)	-
Gain on sale of investments	-	28	-	-	-
Other noninterest income	245	338	659	450	483
Total noninterest income	$4,630	$5,100	$5,440	$3,472	$4,002

	For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
Detail of noninterest expense
Salaries and employee benefits	$9,804	$9,663	$10,073	$6,935	$6,948
Commission-based compensation	1,748	1,684	1,723	1,076	1,104
Occupancy and equipment expense	1,692	1,479	1,473	1,193	1,181
Data processing expenses	976	1,007	948	568	572
Advertising and marketing expenses	309	327	468	156	198
Legal fees	204	193	233	163	182
FDIC insurance assessments	351	408	258	234	246
Property and casualty insurance premiums	229	209	143	95	90
Accounting and audit expenses	288	294	318	211	252
Consulting and other professional expenses	510	517	497	201	330
Telecommunications expenses	203	169	186	114	146
ORE, Repo asset and other collection expenses	26	49	272	41	142
Core deposit intangible amortization	366	348	348	182	191
Other noninterest expense	1,365	1,390	1,521	971	1,050
Total noninterest expense	$18,071	$17,737	$18,461	$12,140	$12,632

NATIONAL COMMERCE CORPORATION
Unaudited Financial Highlights
(In thousands, except share and per share amounts and percentages or as otherwise noted)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
Non-GAAP Reconciliation	2017	2017	2017	2016	2016
Total shareholders' equity	$398,593	$363,260	$317,422	$237,044	$232,173
Less: intangible assets	119,688	103,270	103,519	52,803	52,962
Less: minority interest not included in intangible assets	570	432	493	375	423
Tangible common equity	$278,335	$259,558	$213,410	$183,866	$178,788
Common shares outstanding at year or period end	14,777,230	14,070,528	12,948,778	10,934,541	10,920,423
Tangible book value per share	$18.84	$18.45	$16.48	$16.82	$16.37
Total assets at end of period	$2,549,134	$2,418,052	$2,445,149	$1,950,784	$1,779,278
Less: intangible assets	119,688	103,270	103,519	52,803	52,962
Adjusted total assets at end of period	$2,429,446	$2,314,782	$2,341,630	$1,897,981	$1,726,316
Tangible common equity to tangible assets	11.46%	11.21%	9.11%	9.69%	10.36%

	For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
Non-GAAP Reconciliation
Total average shareholders' equity	$376,129	$328,886	$312,971	$234,249	$228,953
Less: average intangible assets	108,553	103,403	103,004	52,872	53,056
Less: average minority interest not included in intangible assets	356	318	295	262	282
Average tangible common equity	$267,220	$225,165	$209,672	$181,115	$175,615
Net income to common shareholders	6,697	6,449	5,919	4,907	4,813
Return on average tangible common equity (ROATCE)	9.94%	11.49%	11.45%	10.78%	10.90%
Efficiency ratio:
Net interest income	$25,641	$23,953	$22,430	$16,990	$16,877
Total noninterest income	4,630	5,100	5,440	3,472	4,002
Less: gain (loss) on sale of securities	-	28	-	-	-
Operating revenue	$30,271	$29,025	$27,870	$20,462	$20,879
Expenses:
Total noninterest expenses	$18,071	$17,737	$18,461	$12,140	$12,632
Efficiency ratio	59.70%	61.11%	66.24%	59.33%	60.50%
Operating efficiency ratio:
Net interest income	$25,641	$23,953	$22,430	$16,990	$16,877
Total noninterest income	4,630	5,100	5,440	3,472	4,002
Less: gain (loss) on sale of securities	-	28	-	-	-
Operating revenue	$30,271	$29,025	$27,870	$20,462	$20,879
Expenses:
Total noninterest expenses	$18,071	$17,737	$18,461	$12,140	$12,632
Less: merger/conversion-related expenses	417	344	387	169	160
Adjusted noninterest expenses	$17,654	$17,393	$18,074	$11,971	$12,472
Operating efficiency ratio	58.32%	59.92%	64.85%	58.50%	59.73%

(1) Excludes securities gains
(2) After-tax impact of merger conversion-related exenses of $340, $248, $300, $168, $154, respectively, for the periods presented
(3) Excludes merger/conversion-related expenses
(4) Net income to common shareholders / average assets
(5) Excludes CBI loans (factoring receivables)

NATIONAL COMMERCE CORPORATION
Unaudited Consolidated Balance Sheets
(In thousands, except share and per share data)

	September 30, 2017	December 31, 2016
Assets
Cash and due from banks	$44,111	$35,897
Interest-bearing deposits with banks	90,438	181,396
Cash and cash equivalents	134,549	217,293
Investment securities held-to-maturity (fair value of $26,076 and $25,894 at September 30, 2017 and December 31, 2016, respectively)	25,820	26,329
Investment securities available-for-sale	85,338	73,380
Other investments	10,740	7,879
Mortgage loans held-for-sale	15,278	15,373
Loans, net of unearned income	2,056,406	1,485,484
Less: allowance for loan losses	14,264	12,113
Loans, net	2,042,142	1,473,371
Premises and equipment, net	52,593	31,884
Accrued interest receivable	5,781	4,129
Bank-owned life insurance	31,973	28,034
Other real estate	1,171	2,068
Deferred tax assets, net	17,739	13,486
Goodwill	114,840	50,771
Core deposit intangible, net	4,848	2,032
Other assets	6,322	4,755
Total assets	$2,549,134	$1,950,784

Liabilities and Shareholders’ Equity
Deposits:
Noninterest-bearing demand	$621,916	$429,030
Interest-bearing demand	322,273	262,261
Savings and money market	863,421	703,289
Time	289,763	273,130
Total deposits	2,097,373	1,667,710
Federal Home Loan Bank advances and other borrowings	7,941	7,000
Subordinated debt	24,540	24,500
Accrued interest payable	1,136	829
Other liabilities	19,551	13,701
Total liabilities	2,150,541	1,713,740

Shareholders’ equity:
Preferred stock, 250,000 shares authorized, no shares issued or outstanding	-	-
Common stock, $0.01 par value, 30,000,000 shares authorized, 14,777,230 and 10,934,541 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	148	109
Additional paid-in capital	347,371	205,372
Retained earnings	43,070	24,005
Accumulated other comprehensive income	500	249
Total shareholders' equity attributable to National Commerce Corporation	391,089	229,735
Noncontrolling interest	7,504	7,309
Total shareholders' equity	398,593	237,044
Total liabilities and shareholders' equity	$2,549,134	$1,950,784

NATIONAL COMMERCE CORPORATION
Unaudited Consolidated Statements of Earnings
(In thousands, except share and per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Interest and dividend income:
Interest and fees on loans	$26,780	$17,991	$75,360	$53,143
Interest and dividends on taxable investment securities	694	493	1,871	1,288
Interest on non-taxable investment securities	195	200	592	601
Interest on interest-bearing deposits and federal funds sold	533	152	1,744	499
Total interest income	28,202	18,836	79,567	55,531
Interest expense:
Interest on deposits	2,101	1,499	6,165	4,544
Interest on borrowings	72	71	213	223
Interest on subordinated debt	388	389	1,165	572
Total interest expense	2,561	1,959	7,543	5,339
Net interest income	25,641	16,877	72,024	50,192
Provision for loan losses	1,105	373	2,416	2,807
Net interest income after provision for loan losses	24,536	16,504	69,608	47,385
Other income:
Service charges and fees on deposit accounts	671	511	1,978	1,496
Mortgage origination and fee income	2,780	2,245	9,079	5,264
Merchant sponsorship revenue	622	542	1,968	1,555
Income from bank-owned life insurance	210	206	645	614
Rental income	84	-	84	-
Wealth management fees	12	15	36	39
Gain on other real estate	6	-	110	275
Gain on sale of investment securities available-for-sale	-	-	28	-
Other	245	483	1,242	1,241
Total other income	4,630	4,002	15,170	10,484
Other expense:
Salaries and employee benefits	9,804	6,948	29,540	20,800
Commission-based compensation	1,748	1,104	5,155	3,015
Occupancy and equipment	1,692	1,181	4,644	3,447
Core deposit intangible amortization	366	191	1,062	574
Other operating expense	4,461	3,208	13,868	9,103
Total other expense	18,071	12,632	54,269	36,939
Earnings before income taxes	11,095	7,874	30,509	20,930
Income tax expense	3,828	2,639	9,950	6,794
Net earnings	7,267	5,235	20,559	14,136
Less: Net earnings attributable to noncontrolling interest	570	422	1,494	1,190
Net earnings attributable to National Commerce Corporation	$6,697	$4,813	$19,065	$12,946

Weighted average common and diluted shares outstanding
Basic	14,300,974	10,890,860	13,469,327	10,871,245
Diluted	14,679,546	11,115,134	13,854,074	11,080,746

Basic earnings per common share	$0.47	$0.44	$1.42	$1.19
Diluted earnings per common share	$0.46	$0.43	$1.38	$1.17

NATIONAL COMMERCE CORPORATION
Average Balance Sheets and Net Interest Analysis

	For the Three Months Ended
(Dollars in thousands)	September 30, 2017			June 30, 2017			March 31, 2017			December 31, 2016			September 30, 2016
Interest-earning assets	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Loans	$1,937,115	$26,634	5.45%	$1,849,258	$24,823	5.38%	$1,793,241	$23,377	5.29%	$1,446,629	$18,012	4.95%	$1,399,016	$17,853	5.08%
Mortgage loans held-for-sale	16,811	151	3.56	18,321	170	3.72	21,809	222	4.13	10,366	78	2.99	13,986	145	4.12
Securities:
Taxable securities	90,969	694	3.03	81,645	606	2.98	88,062	571	2.63	82,881	525	2.52	76,787	493	2.55
Tax-exempt securities	25,286	310	4.86	25,573	313	4.91	25,824	317	4.98	25,910	319	4.90	26,029	317	4.85
Cash balances in other banks	159,973	533	1.32	249,361	676	1.09	258,672	535	0.84	140,813	224	0.63	101,422	152	0.60
Total interest-earning assets	2,230,154	$28,322	5.04	2,224,158	$26,588	4.79	2,187,608	$25,022	4.64	1,706,599	$19,158	4.47	1,617,240	$18,960	4.66
Noninterest-earning assets	228,231			218,088			220,006			149,709			148,275
Total assets	$2,458,385			$2,442,246			$2,407,614			$1,856,308			$1,765,515

Interest-bearing liabilities
Interest-bearing transaction accounts	$314,925	$207	0.26%	$341,238	$243	0.29%	$332,361	$217	0.26%	$235,340	$149	0.25%	$214,439	$125	0.23%
Savings and money market deposits	827,526	1,233	0.59	821,130	1,138	0.56	804,537	1,096	0.55	633,765	791	0.50	612,618	713	0.46
Time deposits	273,630	661	0.96	290,097	673	0.93	306,404	697	0.92	273,293	643	0.94	283,022	661	0.93
Federal Home Loan Bank and other borrowed money	7,228	72	3.95	7,000	70	4.01	9,016	71	3.19	7,000	71	4.04	7,000	71	4.04
Subordinated debt	24,533	388	6.27	24,520	389	6.36	24,507	388	6.42	24,494	388	6.30	24,498	389	6.32
Total interest-bearing liabilities	1,447,842	$2,561	0.70	1,483,985	$2,513	0.68	1,476,825	$2,469	0.68	1,173,892	$2,042	0.69	1,141,577	$1,959	0.68
Noninterest-bearing deposits	615,130			612,910			600,897			431,253			381,205
Total funding sources	2,062,972			2,096,895			2,077,722			1,605,145			1,522,782
Noninterest-bearing liabilities	19,284			16,465			16,921			16,914			13,780
Shareholders' equity	376,129			328,886			312,971			234,249			228,953
	$2,458,385			$2,442,246			$2,407,614			$1,856,308			$1,765,515
Net interest rate spread			4.34%			4.11%			3.96%			3.78%			3.98%
Net interest income/margin (taxable equivalent)		25,761	4.58%		24,075	4.34%		22,553	4.18%		17,116	3.99%		17,001	4.18%
Tax equivalent adjustment		120			122			123			126			124
Net interest income/margin		$25,641	4.56%		$23,953	4.32%		$22,430	4.16%		$16,990	3.96%		$16,877	4.15%